Exhibit D

                ASSIGNMENT AND ASSUMPTION OF CONTRACTS
                      (Mason Street Funds, Inc.)


      THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Assignment") is made and entered into as of January 1, 2002 by and between NORTHWESTERN MUTUAL INVESTMENT SERVICES, LLC, a Wisconsin limited liability company ("Assignor"), formerly known as Northwestern Mutual Investment Services, Inc., a Wisconsin corporation, and MASON STREET ADVISERS, LLC, a Delaware limited liability company ("Assignee").

                               RECITALS

      A. Assignor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker dealer under the Securities Exchange Act of 1934, as amended, but is refocusing its business to concentrate on its broker dealer operations and, in connection therewith effective January 1, 2002 (the "Effective Date"), is transferring all of its investment advisory contracts with third parties to Assignee;

      B. Assignee is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and its employees include all of the individuals who, prior to the Effective Date, in their capacities as officers of Assignor or otherwise, have been responsible for giving investment advice to Mason Street Funds, Inc., a Maryland corporation (the "Mason Street Funds") pursuant to certain Investment Advisory Agreements identified in Schedule A-1 hereto (the "Advisory Agreements") with Mason Street Funds;

      C. Assignor and Assignee are entities under the common control of The Northwestern Mutual Life Insurance Company, a Wisconsin mutual life insurance company and Wisconsin corporation ("Northwestern
Mutual");

      D.  Assignor is the Manager named in the Advisory Agreements;

      E. Assignee and Northwestern Mutual have entered into a separate Administrative Services Agreement, dated as of the Effective Date, pursuant to which Northwestern Mutual will provide certain administrative, back office and other support services to enable Assignee to perform the investment advisory duties of Manager under the Advisory Agreements, and Northwestern Mutual's duties and services under such agreement in no event include the giving of advice as to the advisability of investing in, purchasing, or selling securities or the power

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to determine what securities or other property shall be purchased or sold by
Portfolios of the Mason Street Funds;

      F. Assignor is the "Adviser" or "Advisor" named in the Sub-Advisory Agreements identified in Schedule A-2 hereto (the
"Sub-Advisory Agreements"); and

      G. Assignor desires to assign, and Assignee desires to assume, the rights, duties, obligations, and liabilities of Assignor as Manager under the Advisory Agreements as Adviser under the Sub-Advisory Agreements.

      NOW, THEREFORE, in consideration of the recitals set forth above, which are made a part of this Assignment, the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Effective as of the Effective Date, Assignor hereby transfers, conveys, and assigns to Assignee all of its right, title, and interest in, to and under the Advisory Agreements and the Sub-Advisory Agreements, together with all related rights and interests including, without limitation, those with respect to third party brokers, brokerage accounts, and other accounts and relationships relating to performance of Assignor's duties and obligations under the Advisory Agreements and the Sub-Advisory Agreements.

           2. Assignee hereby accepts the transfer, conveyance, and assignment of the Advisory Agreements and Sub-Advisory Agreements from Assignor and assumes all rights, duties, obligations, and liabilities of Assignor under the Advisory Agreements and Sub-Advisory Agreements accruing from and after the Effective Date.

           3. Assignor represents and warrants to Assignee that (i) Assignor is the owner of all of the rights of Manager under the Advisory Agreements; (ii) Assignor has the power, right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the Advisory Agreements to Assignee; and (iii) Assignor has not previously assigned, pledged or otherwise disposed of or encumbered its interest in the Advisory Agreements.

           4. Assignor represents and warrants to the other parties hereto that
(i) Assignor is the owner of all of the rights of Adviser under the Sub-Advisory Agreements and has the right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the Sub-Advisory Agreements to Assignee; (ii) Assignor has the power, right and authority to enter into this Assignment and to assign all of its right, title and interest in and to the

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Sub-Advisory Agreements to Assignee; and (iii) Assignor has not previously assigned, pledged or otherwise disposed of or encumbered its interest in the Sub-Advisory Agreements.

           5. Assignee represents and warrants to Assignor that Assignee has the power, right and authority to enter into this Assignment; and Assignee is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

           6. This Assignment shall be governed by the laws of the State of Wisconsin, and shall be binding upon and shall inure to the benefit of Assignor, Assignee, and their respective legal representatives, heirs, successors, and assigns.

           7. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.


      ASSIGNOR:
                            NORTHWESTERN MUTUAL INVESTMENT SERVICES,
                            LLC, a Wisconsin limited liability company

                            By:  /S/David B. Wescoe
                                    ------------------------------------
                                    David B. Wescoe, President and Chief
                                    Executive Officer



      ASSIGNEE:
                            MASON STREET ADVISERS, LLC, a Delaware
                            limited liability company


                            By:  /S/Mark G. Doll
                                    -----------------------------
                                    Mark G. Doll, President

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ACKNOWLEDGEMENT AND CONSENT
---------------------------

The undersigned acknowledges the terms of the foregoing Assignment and Assumption of Contracts and consents thereto.

MASON STREET FUNDS, INC., a Maryland
corporation

By:  /S/Mark G. Doll
        -----------------------------------------
        Mark G. Doll, Vice President and Treasurer

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SCHEDULE A-1


INVESTMENT ADVISORY AGREEMENTS BETWEEN NORTHWESTERN MUTUAL INVESTMENT
---------------------------------------------------------------------
              SERVICES, LLC* AND MASON STREET FUNDS, INC.
              -------------------------------------------

Investment Advisory Agreement
Mason  Street  Funds,  Inc. - Small Cap Growth Stock Fund and Index 400
Stock Fund
06/07/99

Investment Advisory Agreement
Mason Street Funds, Inc. - Aggressive Growth Stock Fund,
International Equity Fund, Growth Stock Fund, Growth and Income Stock Fund, Index 500 Stock Fund, Asset Allocation Fund, High Yield Bond Fund, Municipal Bond Fund, and Select Bond Fund
03/31/97

*     f/k/a Northwestern Mutual Investment Services, Inc.

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                             SCHEDULE A-2
                             ------------


    SUB-ADVISORY AGREEMENTS BETWEEN NORTHWESTERN MUTUAL INVESTMENT
    --------------------------------------------------------------
                SERVICES, LLC* AND CERTAIN SUB-ADVISERS
                ---------------------------------------

Investment Sub-Advisory Agreement
J.P. Morgan Investment Management Inc.
Mason Street Funds, Inc. -  Growth and Income Stock Fund
03/31/97

Investment Sub-Advisory Agreement
Templeton Investment Counsel, Inc.
Mason Street Funds, Inc. - International Equity Fund
03/31/97

*     f/k/a Northwestern Mutual Investment Services, Inc.


hol03   174745

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